Exhibit 99.1

Solaris Oilfield Infrastructure Announces Fourth Quarter 2021 Results

Fourth Quarter 2021 Highlights

●	Net income of $1.1 million, or $0.01 per diluted Class A share, for the quarter ended December 31, 2021; Adjusted pro forma net income of $1.0 million, or $0.02 per diluted share for the quarter ended December 31, 2021

●	Adjusted EBITDA of $9.8 million for the quarter ended December 31, 2021

●	Paid a regular quarterly dividend of $0.105 per share on December 17, 2021

HOUSTON, February 21, 2022 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry, today reported financial results for the fourth quarter and full year 2021.

Operational Update and Outlook

During the fourth quarter of 2021, an average of 63 mobile proppant management systems were fully utilized, which was up 6% from average third quarter 2021 levels. Deployed proppant system count during the fourth quarter was 98. For full year 2021, an average of 57 mobile proppant management systems were fully utilized, representing a 27% increase from 45 fully utilized systems averaged in 2020.

“2021 was an exciting year for Solaris. We redeployed systems to meet growing demand and also introduced our new AutoBlend™ integrated e-blender and top fill equipment technologies,” Solaris’ Chairman and Chief Executive Officer Bill Zartler commented. “Our fourth quarter results demonstrate the early success we are seeing as we begin commercializing these innovative offerings. Given these results, we are even more excited about the prospects for 2022 as we continue to invest in and benefit from new technology, while continuing to pay our dividend and maintain our strong balance sheet.”

Fourth Quarter 2021 Financial Review

Solaris reported net income of $1.1 million, or $0.01 per diluted Class A share, for fourth quarter 2021, compared to third quarter 2021 net income of $1.4 million, or $0.03 per diluted Class A share. Adjusted pro forma net income for fourth quarter 2021 was $1.0 million, or $0.02 per fully diluted share, compared to third quarter 2021 adjusted pro forma net loss of $0.6 million, or $(0.01) per fully diluted share. A description of adjusted pro forma net income and a reconciliation to net income attributable to Solaris, its most directly comparable generally accepted accounting principles (“GAAP”) measure, and the computation of adjusted pro forma earnings per fully diluted share are provided below.

Revenues were $46.0 million for fourth quarter 2021, which were down 6% from third quarter 2021, driven by a decrease in last mile trucking logistics activity and modestly offset by the increase in systems deployed.

Adjusted EBITDA for fourth quarter 2021 was $9.8 million, which was up 27% from third quarter 2021. The increase in Adjusted EBITDA was driven by an increase in the number of fully utilized systems, mix improvement and contribution from new technologies. A description of Adjusted EBITDA and a reconciliation to net income, its most directly comparable GAAP measure, is provided below.

Full Year 2021 Financial Review

Solaris reported net loss of $1.3 million, or $(0.04) per diluted Class A share, for full year 2021, compared to full year 2020 net loss of $51.1 million, or $(1.03) per diluted Class A share. Adjusted pro forma net loss for full year 2021 was $2.6 million, or $(0.06) per fully diluted share, compared to full year 2020 adjusted pro forma net loss of $6.6 million, or $(0.15) per fully diluted share.

Revenues were $159.2 million for full year 2021, which were up 55% from full year 2020, primarily driven by an increase in both systems deployed and last mile logistics activity.

Adjusted EBITDA for full year 2021 was $30.1 million, which was up 18% from full year 2020.

Capital Expenditures, Free Cash Flow and Liquidity

Capital expenditures in the fourth quarter 2021 were $5.9 million and for full year 2021 were $19.6 million. The Company expects maintenance capital expenditures for full year 2022 to be approximately $10 million, approximately flat with 2021 and has committed to growth capital expenditures between $20 million and $30 million for the first half of 2022. Growth capital expenditures will include investments in additional AutoBlend™ and top fill units.

Free cash flow (defined as net cash provided by operating activities less investment in property, plant and equipment) during fourth quarter 2021 was $(1.2) million and for full year 2021 was $(3.2) million. Distributable cash flow (defined as Adjusted EBITDA less maintenance capital expenditures) was approximately $20 million for full year 2021 and covered full year dividend distributions of approximately $19 million.

The Company expects to complete an amendment to its revolving credit facility to extend the term through 2025. The total capacity of the credit facility will remain unchanged at $50 million, with a $25 million uncommitted accordion option to increase the loan availability to $75 million. No significant changes are expected to be made to the financial covenants governing the Company’s borrowing capabilities.

As of December 31, 2021, the Company had approximately $36.5 million of cash on the balance sheet. The Company’s credit facility remains undrawn, and total liquidity, including availability under the credit facility, was $86.5 million as of the end of the fourth quarter 2021.

Shareholder Returns

On November 18, 2021, the Company’s Board of Directors declared a cash dividend of $0.105 per share of Class A common stock, which was paid on December 17, 2021 to holders of record as of December 7, 2021. A distribution of $0.105 per unit was also approved for holders of units in Solaris Oilfield Infrastructure, LLC (“Solaris LLC”). Since initiating the dividend in December 2018, the Company has paid 13 consecutive quarterly dividends. Cumulatively, the Company has returned approximately $92 million in cash to shareholders through dividends and share repurchases since December 2018.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full year 2021 results on Tuesday, February 22, 2022 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978. To join the conference call from outside of the United States, participants may dial (412) 317-6594. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 8943512. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) provides mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented equipment and systems are deployed in many of the most active oil and natural gas basins in the United States. Additional information is available on our website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under the U.S. Securities and Exchange Commission’s (the “SEC”) Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this Current Report on Form 8-K or will be incorporated by reference into any other report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, our business strategy, our industry, our future profitability, the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the volatility in global oil markets and the COVID-19 pandemic, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020

Revenue	45,964	25,276	49,377	159,189	102,976

Operating costs and expenses:
Cost of services (excluding depreciation and amortization)	32,658	17,330	38,460	115,459	65,764
Depreciation and amortization	6,923	6,643	6,842	27,210	27,021
Selling, general and administrative	4,934	4,269	4,760	19,264	16,481
Impairment loss	—	—	—	—	47,828
Other operating (income) expenses (1)	(280)	453	(2,690)	(2,357)	5,782
Total operating costs and expenses	44,235	28,695	47,372	159,576	162,876
Operating income (loss)	1,729	(3,419)	2,005	(387)	(59,900)
Interest expense, net	(77)	(198)	(66)	(247)	(162)
Total other expense	(77)	(198)	(66)	(247)	(162)
Income (loss) before income tax expense	1,652	(3,617)	1,939	(634)	(60,062)
Provision (benefit) for income taxes	549	(776)	507	626	(8,969)
Net income (loss)	1,103	(2,841)	1,432	(1,260)	(51,093)
Less: net (income) loss related to non-controlling interests	(465)	1,405	(558)	392	21,752
Net income (loss) attributable to Solaris	$638	$(1,436)	$874	$(868)	$(29,341)

Earnings per share of Class A common stock - basic	$0.01	$(0.06)	$0.03	$(0.04)	$(1.03)
Earnings per share of Class A common stock - diluted	$0.01	$(0.06)	$0.03	$(0.04)	$(1.03)

Basic weighted average shares of Class A common stock outstanding	31,129	28,944	31,058	30,786	28,915
Diluted weighted average shares of Class A common stock outstanding	31,129	28,944	31,058	30,786	28,915

1)	Other operating (income) expenses are primarily related to a gain from employee retention credits, offset by credit losses, loss on sale of assets and costs associated with workforce reductions.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$36,497	$60,366
Accounts receivable, net of allowances for credit losses of $746 and $1,099, respectively	33,120	18,243
Prepaid expenses and other current assets	9,797	2,169
Inventories	1,654	954
Total current assets	81,068	81,732
Property, plant and equipment, net	240,091	245,884
Non-current inventories	2,676	3,318
Operating lease right-of-use assets	4,182	4,708
Goodwill	13,004	13,004
Intangible assets, net	2,203	2,982
Deferred tax assets	62,942	59,805
Other assets	57	463
Total assets	$406,223	$411,896
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$9,927	$6,863
Accrued liabilities	16,918	11,986
Current portion of payables related to Tax Receivable Agreement	1,210	606
Current portion of lease liabilities	717	647
Current portion of finance lease liabilities	31	30
Other current liabilities	496	75
Total current liabilities	29,299	20,207
Lease liabilities, net of current	6,702	7,419
Finance lease liabilities, net of current	70	100
Payables related to Tax Receivable Agreement	71,892	68,097
Other long-term liabilities	384	594
Total liabilities	108,347	96,417
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 31,146 shares issued and outstanding as of December 31, 2021 and 28,943 shares issued and outstanding as of December 31, 2020	312	290
Class B common stock, $0.00 par value, 180,000 shares authorized, 13,770 shares issued and outstanding as of December 30, 2021 and 15,685 issued and outstanding as of December 31, 2020	—	—
Additional paid-in capital	196,912	180,415
Retained earnings	5,925	20,549
Total stockholders' equity attributable to Solaris and members' equity	203,149	201,254
Non-controlling interest	94,727	114,225
Total stockholders' equity	297,876	315,479
Total liabilities and stockholders' equity	$406,223	$411,896

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 30,		Three Months Ended December 31,	Three Months Ended September 30,
	2021	2020	2021	2021
Cash flows from operating activities:
Net (loss) income	$(1,260)	$(51,093)	$1,103	$1,432
Adjustment to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	27,210	27,021	6,922	6,843
Impairment loss	—	47,828	—	—
Loss on disposal of asset	125	1,428	12	(4)
Stock-based compensation	5,210	4,735	1,303	1,355
Amortization of debt issuance costs	176	176	44	44
Allowance for credit losses	365	2,910	(265)	31
Deferred income tax expense	132	(9,153)	405	334
Other	(150)	(193)	3	(8)
Changes in assets and liabilities:
Accounts receivable	(15,242)	17,400	4,605	(6,150)
Prepaid expenses and other assets	(6,726)	2,423	(3,460)	(2,524)
Inventories	(978)	(235)	(264)	371
Accounts payable	2,959	3,051	(4,117)	(164)
Accrued liabilities	4,652	(2,445)	(1,515)	6,096
Net cash provided by operating activities	16,473	43,853	4,776	7,656
Cash flows from investing activities:
Investment in property, plant and equipment	(19,638)	(4,661)	(5,936)	(5,985)
Proceeds from disposal of assets	80	786	38	2
Cash received from insurance proceeds	34	100	(1)	29
Net cash used in investing activities	(19,524)	(3,775)	(5,899)	(5,954)
Cash flows from financing activities:
Distribution and dividend paid to Solaris LLC unitholders and Class A common shareholders	(19,205)	(19,026)	(4,805)	(4,806)
Share repurchases	—	(26,717)	—	—
Payments under finance leases	(30)	(35)	(7)	(11)
Payments under insurance premium financing	(657)	—	(247)	(246)
Proceeds from stock option exercises	13	64	1	—
Payments for shares withheld for taxes from RSU vesting and cancelled	(786)	(276)	—	(84)
Payments related to purchase of treasury stock	—	(454)	—	—
Distribution to Solaris LLC unitholders for income tax withholding	(153)	(150)	(153)	—
Net cash used in financing activities	(20,818)	(46,594)	(5,211)	(5,147)
Net decrease in cash and cash equivalents	(23,869)	(6,516)	(6,334)	(3,445)
Cash and cash equivalents at beginning of period	60,366	66,882	42,831	46,276
Cash and cash equivalents at end of period	$36,497	$60,366	$36,497	$42,831
Non-cash activities
Operating:
Employee retention credit	$1,900	$—	$—	$1,900
Investing:
Capitalized depreciation in property, plant and equipment	3,129	613	869	1,971
Capitalized stock based compensation	299	255	71	77
Property and equipment additions incurred but not paid at period-end	206	172	206	323
Property, plant and equipment additions transferred from inventory	920	358	(38)	30
Financing:
Insurance premium financing	246	—	246	410
Cash paid for:
Interest	132	282	33	33
Income taxes	325	796	—	—

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION AND CALCULATION OF NON-GAAP FINANCIAL AND OPERATIONAL MEASURES

(In thousands)

(Unaudited)

EBITDA AND ADJUSTED EBITDA

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended			Year ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020

Net income (loss)	$1,103	$(2,841)	$1,432	$(1,260)	$(51,093)
Depreciation and amortization	6,923	6,643	6,842	27,210	27,021
Interest expense, net	77	198	66	247	162
Income taxes (1)	549	(776)	507	626	(8,969)
EBITDA	$8,652	$3,224	$8,847	$26,823	$(32,879)
Stock-based compensation expense (2)	1,303	1,003	1,355	5,210	4,735
Employee retention credit (3)	35	—	(2,992)	(2,957)	—
Loss on disposal of assets	12	(23)	(4)	125	1,428
Impairment loss	—	—	—	—	47,828
Severance expense	—	5	41	41	547
Credit losses	(264)	30	30	365	2,728
Other write-offs (4)	—	12	—	—	601
Transaction costs (5)	49	603	385	459	603
Adjusted EBITDA	$9,787	$4,854	$7,662	$30,066	$25,591

1)	Federal and state income taxes.
2)	Represents stock-based compensation expense related to restricted stock awards.
3)	Employee retention credit as part of Consolidated Appropriations Act of 2021, net of administrative fees.
4)	Write-off of certain prepaid and cancelled purchase orders.
5)	Costs related to the evaluation of potential acquisitions.

ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Oilfield Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding units of Solaris LLC (“Solaris LLC Units”), after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three months ended			Year ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
Numerator:
Net income (loss) attributable to Solaris	$638	$(1,436)	$874	$(868)	$(29,341)
Adjustments:
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of LLC Interests (1)	465	(1,405)	558	(392)	(21,752)
Employee retention credit (2)	35	—	(2,992)	(2,957)	—
Loss on disposal of assets	12	(23)	(4)	125	1,428
Credit losses	(264)	30	30	365	2,728
Impairment loss	—	—	—	—	47,828
Severance expense	—	5	41	41	547
Other write-offs (3)	—	12	—	—	601
Transaction costs (4)	49	603	385	459	603
Incremental income tax benefit (expense)	102	(136)	515	672	(9,281)
Adjusted pro forma net income (loss)	$1,037	$(2,350)	$(593)	$(2,555)	$(6,639)
Denominator:
Weighted average shares of Class A common stock outstanding	31,129	28,944	31,058	30,786	28,915
Adjustments:
Assumed exchange of Solaris LLC Units for shares of Class A common stock (1)	13,785	15,683	13,819	14,034	15,842
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	44,914	44,627	44,877	44,820	44,757
Adjusted pro forma earnings per share - diluted	$0.02	$(0.05)	$(0.01)	$(0.06)	$(0.15)

(1)	Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.
(2)	Employee retention credit as part of Consolidated Appropriations Act of 2021, net of administrative fees.
(3)	Write-off of certain prepaid and cancelled purchase orders.
(4)	Costs related to the evaluation of potential acquisitions.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com